SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  August 31, 2000

                          GLOBAL TECHNOVATIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

    Delaware                      333-56083              84-1027821
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File  No.)           Identification No.)


                          7108 Fairway Drive, Suite 200

                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756

Item 2.  Acquisition or Disposition of Assets.

     On August 31, 2000, Global Technovations, Inc. ("GTI") acquired 100% of the outstanding common stock of Onkyo America, Inc. ("OAI") from Onkyo Corporation, Onkyo Malaysia SDN. BHD., and Onkyo Europe Electronics GMBH. OAI is a manufacturer and supplier of high quality audio speakers. It also sells overhead sound systems installed in sports utility vehicles.

     The purchase price was $25,000,000 plus a contingent sum of up to $15,000,000 based upon the future post acquisition earnings of OAI (the "Earn-Out") over a five-year period. At closing, GTI paid $13,000,000 in cash and delivered the balance of $12,000,000 in promissory notes due in three years together with accrued interest of 7.51%. The Earn-Out, if any, is due and payable on August 31, 2005.

To facilitate the acquisition of OAI shares:

(i) GTI refinanced OAI's existing indebtedness with OAI entering into a secured three-year $31,230,000 credit facility with GMAC Business Credit, LLC. The proceeds were used to repay OAI's existing indebtedness owed to another institutional lender and to lend part of the cash purchase price to GTI. The credit facility consists of a revolving line of credit and two term loans. The revolving line of credit is for a maximum of $20,000,000 subject to meeting various financial and other covenants. Under the line of credit, GTI may borrow up to 85% of eligible accounts receivable plus the lesser of 60% of all eligible inventory or $7,500,000. The term loans are for $5,230,000 and $6,000,000. The $5,230,000 term loan is due in monthly installments of approximately $72,639 with a balloon payment due on August 30, 2003 of approximately $2,615,000; the other term loan is due in monthly installments of $100,000 increasing to monthly installments of $150,000 on October 1, 2001 and again increasing to $250,000 per month on October 1, 2002. The final payment is due on August 30, 2003. Except for LIBOR loans, which may be advanced under the line of credit, interest on each of the loans under the credit facility is at the greater of the federal funds rate established by the Federal Reserve Bank of New York plus one-half percent or the published prime rate. At the closing, GTI borrowed a total of $20,543,338 under the credit facility. The credit facility is secured by a first lien on all of the assets of OAI. GTI guaranteed the credit facility and pledged all of its outstanding stock of OAI as additional security;

(ii) OAI borrowed $7,000,000 from the Wilmington Trust Company and George Jeff Mennen, co-trustee u\a dated November 25, 1970 with George S. Mennen FBO John Henry Mennen (the "Mennen Trust"). Mr. George Jeff Mennen is a director of GTI. This loan is due in eight years and is secured by a second lien on all of the assets of OAI; and

(iii)GTI borrowed $5,000,000 from the Mennen Trust. This loan is due in eight years and is secured by a first lien on all of the assets of GTI except for the capital stock and assets of OAI.

(iv) In connection with the loans made by the Mennen Trust, the Company issued warrants to purchase 1,500,000 shares of its common stock exercisable at $.94 per share over a 10-year period. The issuance of these warrants will result in the Company incurring an expense over the term of the indebtedness of approximately $1,500,000 using the Black Scholes formula.

     The interest on both loans made by the Mennen Trust is 15% per annum, of which 12.5% shall be payable monthly with 2.5% per annum accruing and due at the time the principal is due.

     OAI, based in Columbus, Indiana, owns a 130,000 square foot facility containing its manufacturing plant and executive offices. It employs approximately 425 people. It also maintains sales offices in Troy, Michigan, and in Chula Vista, California.

Item 7.  Financial Statements and Exhibits

   (a) Financial Statements of Business Acquired

     (i)          Balance Sheets of Onkyo America, Inc as of December 31, 1999
                  and 1998

     (ii) Statements of Operations of Onkyo America, Inc. for the years ended December 31, 1999, 1998 and for the nine-month period ended December 31, 1997.

     (iii) Statements of Stockholder's Equity for the years ended December 31, 1999, and 1998 and for the nine-month period ended December 31, 1997.

     (iv) Statements of Cash Flows of Onkyo America, Inc. for the years ended December 31, 1999, 1998 and 1997

     (v)          Unaudited Balance Sheet of Onkyo America, Inc as of June 30,
                  2000

     (vi) Unaudited Statements of Operations of Onkyo America, Inc. for the six-months ended June 30, 2000 and 1999

     (vii) Unaudited Statements of Cash Flows of Onkyo America, Inc. for the six-months ended June 30, 2000 and 1999

 (b) Pro Forma Financial Information

     (i) Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 (Unaudited)

     (ii) Pro Forma Condensed Consolidated Statement of Operations for the Year Ended September 30, 1999 (Unaudited)


     (iii) Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended June 30, 2000 (Unaudited)

 (c) Exhibits

         The following exhibits were previously filed on Form 8-K for the period ended August 31, 2000 on September 14, 2000:

99.1 Credit Agreement between GMAC Business Credit, L.L.C. ("GMAC") and Onkyo Acquisition Corporation ("OAC") with Schedules
99.2     Subordination Agreement of Mennen Trust in favor of GMAC
99.3     Guaranty of Global Technovations, Inc. ("GTI")
99.4     Stock Pledge Agreement of GTI
99.5     Omnibus Amendment Agreement of Onkyo America ("OAI") and OAC
99.6     Mortgage and Security Agreement of OAI
99.7     Security Agreement of Onkyo America Specialty Products, Inc. ("OASP")
99.8     Security Agreement of OAI
99.9     Patent and License Security Agreement of OASP
99.10    Stock Pledge Agreement from OAI
99.11    $7,000,000 Senior Secured 8-year Note of OAC payable to Mennen Trust
99.12    Subordinated  Loan and  Security  Agreement of OAC in favor of Mennen
99.13    Plan and Agreement of Merger between OAI and OAC
99.14    $5,000,000 Senior Secured Note of GTI payable to Mennen Trust
99.15    Security Agreement of GTI to Mennen Trust
99.16    1,500,000 GTI Common Stock  Warrants to Mennen Trust
99.17    Share Purchase Agreement with Schedules
99.18    Amendment to Share Purchase Agreement

ONKYO AMERICA, INC.

TABLE OF CONTENTS
------------------------------------------------------------------------------


                                                                                    Page

INDEPENDENT AUDITORS' REPORT                                                         5

FINANCIAL STATEMENTS:

  Balance Sheets as of December 31, 1999 and 1998                                    6

  Statements of Operations for the Years Ended December 31, 1999 and 1998 and
    for the Nine-Month Period Ended December 31, 1997                                7

  Statements of Stockholder's Equity for the Years Ended December 31, 1999 and
    1998 and for the Nine-Month Period Ended December 31, 1997                       8

  Statements of Cash Flows for the Years Ended December 31, 1999 and 1998 and
    for the Nine-Month Period Ended December 31, 1997                                9

  Notes to Financial Statements                                                      10-16


INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Onkyo America, Inc.
Columbus, Indiana

We have audited the accompanying balance sheets of Onkyo America, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and of cash flows for each of the two years in the period ended December 31, 1999 and for the nine-month period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Onkyo America, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 and for the nine-month period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP

Indianapolis, Indiana
March 24, 2000
(November 13, 2000 as to Note 11)

ONKYO AMERICA, INC.

BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------
                                                                                                 December 31,
                                                                                           1999               1998
------------------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                              $ 4,605,768        $ 1,637,183
  Accounts receivable, net of allowance for doubtful
    accounts of $100,000, and ,000, respectively                                           7,153,885          6,137,382
  Accounts receivable, Onkyo Corporation                                                     380,088            306,118
  Inventories                                                                              6,840,487          5,231,443
  Prepaids and other current assets                                                          697,760            137,570
  Deferred taxes                                                                             866,000            370,578
                                                                                             -------            -------
          Total current assets                                                            20,543,988         13,820,274
PROPERTY AND EQUIPMENT, net                                                               10,023,670         10,254,152
GOODWILL, net of accumulated amortization of $102,000                                      8,247,796
                                                                                           ---------         ----------
                                                                                         $38,815,454        $24,074,426
                                                                                         ===========        ===========
LIABILITES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:

  Revolving line of credit                                                               $12,500,000        $ 1,000,000

  Current maturities of long-term debt                                                       766,452            811,277
  Note payable, Onkyo Corporation                                                          1,000,000          3,000,000
  Accounts payable                                                                         5,469,355          5,568,056
  Accounts payable, Onkyo Corporation and affiliates                                       4,714,037          1,691,966
  Accrued expenses                                                                         1,336,793          1,348,536
                                                                                           ---------          ---------
         Total current liabilities                                                        25,786,637         13,419,835
LONG-TERM DEBT                                                                             5,922,543          5,471,024
DEFERRED TAXES                                                                               300,000             20,578
REDEEMABLE PREFERRED STOCK                                                                 1,000,000
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $1,000 par value, 9,000 shares
    authorized, 5,900 shares issued and outstanding                                        5,900,000          5,900,000
  Accumulated deficit                                                                        (93,726)          (737,011)
                                                                                             -------           --------
          Total shareholders' equity                                                       5,806,274          5,162,989
                                                                                           ---------          ---------
                                                                                         $38,815,454        $24,074,426
                                                                                         ===========        ===========

See notes to financial statements.

ONKYO AMERICA, INC.
STATEMENTS OF OPERATIONS
                                                                                                           Nine-Month
                                                                                Years Ended                Period Ended
                                                                               December 31,                December 31,
                                                                           1999            1998              1997
-------------------------------------------------------------------------------------------------------------------------
NET SALES                                                                $ 74,932,738    $ 70,990,421      $ 58,065,809

COST OF SALES                                                              67,299,346      65,020,516        52,452,469
                                                                           ----------      ----------        ----------

GROSS PROFIT                                                                7,633,392       5,969,905         5,613,340

OPERATING EXPENSES:
  Selling, general and administrative                                       4,045,041       4,101,938         3,332,630

  Royalty expense, Onkyo Corporation                                        1,724,225       1,479,632         1,298,797
                                                                            ---------       ---------         ---------


       Total operating expenses                                             5,769,266       5,581,570         4,631,427
                                                                            ---------       ---------         ---------

OPERATING INCOME                                                            1,864,126         388,335           981,913

OTHER INCOME (EXPENSE):

  Interest expense                                                           (837,911)       (934,891)         (703,732)

  Interest income                                                              28,946          23,577           207,903

  Other income (expense)                                                       (8,876)         76,710            15,174
                                                                               ------          ------            ------

      Total other income (expense)                                           (817,841)       (834,604)         (480,655)
                                                                             --------        --------          --------

INCOME (LOSS) BEFORE INCOME TAXES                                           1,046,285        (446,269)          501,258

INCOME TAX (EXPENSE) BENEFIT                                                 (403,000)         155,188          110,000
                                                                             --------          -------         --------

NET INCOME (LOSS)                                                           $ 643,285       $ (291,081)       $ 611,258
                                                                            =========       ==========        =========

See notes to financial statements.

ONKYO AMERICA, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND

FOR THE NINE-MONTH PERIOD ENDED DECEMBER 31, 1997


                                                        Common Stock and
                                                      related paid-in capital,
                                                        $1,000 par value                                    Total
                                                        ----------------                 Accumulated     Shareholders'
                                                       Shares         Amount                 Deficit        Equity

Balance at April 1, 1997                                5,900        $5,900,000           $(1,057,188)      $4,842,812
  Net income                                                                                  611,258          611,258
                                                        -----        ----------               -------          -------

Balance at December 31, 1997                            5,900         5,900,000              (445,930)       5,454,070


  Net loss                                                                                   (291,081)        (291,081)
                                                        ------        ---------              --------         --------
Balance at December 31, 1998                            5,900         5,900,000              (737,011)       5,162,989

 Net income                                                                                   643,285          643,285
                                                        ------        ---------               -------          -------
Balance at December 31, 1999                            5,900        $5,900,000             $ (93,726)      $5,806,274
                                                        =====         =========               =======        =========

See notes to financial statements.

ONKYO AMERICA, INC.

STATEMENTS OF CASH FLOWS

                                                                                                             Nine-Month
                                                                                  Years Ended               Period Ended
                                                                                   December 31,               December 31,
                                                                                   ------------              ------------
                                                                               1999              1998             1997

CASH FLOWS FROM OPERATING
  ACTIVITIES:
    Net income (loss)                                                         $ 643,285      $ (291,081)       $ 611,258
    Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
        Depreciation and amortization                                         1,729,095       1,403,903        1,031,299
        Deferred taxes                                                         (216,000)       (148,000)        (202,000)
        Changes in certain assets and liabilities:
          Accounts receivable                                                   982,630         473,736        1,284,711
          Inventories                                                        (1,212,296)       (484,200)          63,960
          Prepaids and other current assets                                    (429,194)        111,009         (137,657)
         Refundable income taxes                                                                570,000         (570,000)
         Accounts payable                                                     2,103,877       1,969,802        1,984,758
          Accrued expenses                                                      (16,046)        409,909         (146,124)
                                                                                -------         -------         --------
            Net cash provided by operating activities                         3,585,351       4,015,078        3,920,205
                                                                              ---------       ---------        ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Capital expenditures                                                     (1,266,555)      (1,962,411)      (3,054,563)
   Acquisition of Top Source                                                (9,173,804)
    Sale of investment securities                                                              5,204,804         (298,231)
                                                                             ----------       ---------         --------

           Net cash provided by (used in)
            investing activities                                           (10,440,359)       3,242,393       (3,352,794)
                                                                           -----------        ---------       ----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
   Net borrowings (repayments) on revolving line
     of credit                                                               11,500,000      (4,737,000)      (3,733,000)
    Repayments to shareholder                                                (2,000,000)       (580,000)       3,580,000
   Proceeds from long-term debt                                               6,688,995       6,500,000
    Repayments of long-term debt                                             (6,282,301)     (7,217,699)
   Debt issuance costs                                                          (83,101)
                                                                                -------      ----------        ---------
            Net cash provided by (used in)
              financing activities                                            9,823,593      (6,034,699)        (153,000)
                                                                              ---------      ----------         --------

NET INCREASE IN CASH AND
  CASH EQUIVALENTS                                                            2,968,585       1,222,772          414,411

CASH AND CASH EQUIVALENTS,
  beginning of period                                                         1,637,183         414,411
                                                                              ---------         -------          --------
CASH AND CASH EQUIVALENTS,
  end of period                                                             $ 4,605,768     $ 1,637,183        $ 414,411
                                                                            ===========     ===========        =========

SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:

  Cash paid for interest                                                      $ 791,491       $ 841,175        $ 697,221
  Cash paid for income taxes                                                  $ 573,000                        $ 662,000


In September 1999, the Company issued $1.0 million of redeemable preferred stock as part of the Top Source acquisition.

See notes to financial statements.

ONKYO AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998 AND
FOR THE NINE-MONTH PERIOD ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Onkyo America, Inc. (the "Company") is an Indiana corporation with manufacturing facilities in Columbus, Indiana and Detroit, Michigan. The Company's primary business is to manufacture, import, and sell speakers and related components to domestic companies, primarily in the automotive industry. The Company's ultimate parent is Onkyo Corporation, a Japanese corporation.

Revenue recognition - The Company recognizes revenue when products are shipped.

Cash and cash equivalents- The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and equipment - Property and equipment are stated at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets which range from 3 to 31 years. Expenditures for routine maintenance and repairs are charged to expense when incurred.

Goodwill - Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired and is amortized on a straight-line basis over twenty years.

Use of estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk - Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. Approximately 64%, 63% and 69% of sales were to one customer for the years ended December 31, 1999 and 1998 and the nine-month period ended December 31, 1997, respectively. The same customer represented 44% and 64% of trade accounts receivable as of December 31, 1999 and 1998, respectively. To reduce credit risk associated with trade receivables, the Company performs ongoing evaluations of its customers' financial condition but does not generally require collateral.

Current Accounting Pronouncement - In June 1998, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133") was issued. This statement, as amended, requires the recognition of all derivative financial instruments, including embedded derivative instruments, as either assets or liabilities in the balance sheet and measurement of those instruments at fair value. SFAS 133, as amended, is effective for the Company beginning January 1, 2001. Management has not completed its evaluation of the impact of adopting SFAS 133.

Reclassifications - Certain amounts in the 1998 and 1997 financial statements have been reclassified to conform with the 1999 presentation.

2.       BUSINESS ACQUISITION

In September 1999, the Company acquired from Global Technovations, Inc. certain assets and assumed certain liabilities of Top Source Automotive, Inc. ("Top Source"), a manufacturer of automobile speaker systems, for $10.2 million ($9.2 in cash and $1.0 million in redeemable preferred stock). The acquisition was accounted for under the purchase method of accounting. The results of Top Source's operations are included in the Company's statement of operations for the year ended December 31, 1999, since the date of acquisition. The excess of the purchase price over the estimated fair value of assets acquired and liabilities assumed was $8.3 million and is being amortized on the straight-line method over twenty years. The allocation of the purchase price is based upon preliminary estimates made by the Company and is subject to change.

      The purchase price was allocated as follows:

         Accounts receivable              $ 2,073,103
Inventory                                     396,748
Prepaids and other current assets              47,895
Property and equipment                        130,058
Goodwill                                    8,349,796
Accounts payable and accrued expenses        (823,796)
                                             --------
Total                                     $10,173,804
                                          ===========



The following unaudited pro forma summary presents information as if Top Source had been acquired as of January 1, 1998. The unaudited pro forma data give effect to actual operating results prior to the acquisition, adjusted to include the unaudited pro forma effect of interest expense, amortization of goodwill and income taxes.

                                                Years Ended
                                                December 31,
                                        -------------------------

                                        1999                 1998

Net sales                              $83,796,552        $81,805,626
Net income (loss)                          879,766           (399,436)

These unaudited pro forma results do not necessarily reflect the actual results that would have occurred nor are such results necessarily indicative of future operating results.

3.    INVENTORIES

      Inventories consist of the following at December 31:

                                       1999              1998

Raw materials                      $3,678,874        $2,973,262
Finished goods                      3,161,613         2,258,181
                                    ---------         ---------
Total                              $6,840,487        $5,231,443
                                   ==========        ==========


4.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31:

                                                1999                1998

Land                                         $ 370,650           $ 370,650
Buildings                                    4,654,264           4,596,647
Machinery, equipment and tooling            15,619,196          14,919,949
Office equipment                             1,943,727           1,739,295
Construction in progress                     1,078,463             643,146
                                             ---------             -------
Total property and equipment                23,666,300          22,269,687
Less accumulated depreciation              (13,642,630)        (12,015,535)
                                            -----------         -----------

Property and equipment, net               $ 10,023,670        $ 10,254,152
                                           ============        ============


Noncancellable lease commitments total $736,000 through 2003 with annual commitments ranging from $244,000 in 2000 to $37,000 in 2003.

5.    LINE OF CREDIT

The Company has a revolving bank line of credit of $13,000,000 (including letters of credit of up to $500,000) which expires in September 2000. Borrowings bear interest at either the prime rate (8.5% at December 31, 1999) or an adjusted LIBOR rate (8.0% at December 31, 1999). The line of credit is collateralized by the Company's accounts receivable and inventory. The Company utilizes the line of credit to fund working capital requirements. Unused letters of credit at December 31, 1999 are $190,000.

6.    LONG-TERM DEBT

Long-term debt at December 31, 1999 consists of two term loans totaling $6,689,000 which bear interest at either the prime rate or an adjusted LIBOR rate (8.5% at December 31, 1999). The term loans require quarterly principal payments of $191,600, plus interest. The term loans are collateralized by land, building and fixtures, and certain equipment of the Company and are due September 2004.

Annual maturities of the term loans are $766,452 (2000), $766,452 (2001), $766,452 (2002), $766,452 (2003), $3,623,187 (2004).

Outstanding debt with Onkyo Corporation was $1,000,000 and $3,000,000 as of December 31, 1999 and 1998, respectively. The debt bears interest at 4.625% and is payable on March 31, 2000.

The line of credit (Note 5) and long-term debt, which are governed by the same credit agreement, subject the Company to certain restrictive covenants, including, among others, (i) minimum debt service coverage ratios, (ii) maximum funded debt to EBITDA, (iii) minimum tangible net worth, and (iv) additional indebtedness. At December 31, 1999, the Company was not in compliance with certain of these covenants. On February 29, 2000, the bank amended the credit agreement, at which time the Company was in compliance with all restrictive covenants.

7.     REDEEMABLE PREFERRED STOCK

The Company's Series A Preferred Stock consists of 1,000 authorized shares (100 outstanding) and is non-voting and convertible into 1.5 shares of common stock if a public offering of common shares occurs. Dividends accrue at 5%, are cumulative, and are reported as interest expense in the statement of operations. After October 1, 2002, or a payment outside the normal course of business of at least $1,000,000 to a related party (defined as any officer, director, shareholder or consultant of the Company), if earlier, the preferred stockholders can cause the Company to redeem their shares at a price based upon a factor of EBITDA plus cumulative unpaid dividends.

8.    INCOME TAXES

      The provision for income taxes consists of the following:

                                                                                                     Nine-Month
                                                                          Years Ended                Period Ended
                                                                          December 31,               December 31,
                                                                          ------------               ------------
                                                                     1999            1998                1997
Income tax expense (benefit):
  Current                                                         $ 619,000        $ (7,188)           $ 95,000
  Deferred                                                         (216,000)       (148,000)            202,000
  Change in beginning of the year valuation
    allowance                                                                                          (407,000)
                                                                  ---------        --------           ---------
  Total                                                           $ 403,000       $(155,188)          $(110,000)
                                                                  =========       =========           =========

      The reconciliation of income taxes computed at the U.S. federal statutory rate to income tax expense (benefit) is as follows:


                                                                                                      Nine-Month
                                                                          Years Ended                Period Ended
                                                                          December 31,               December 31,
                                                                          ------------               ------------
                                                                     1999            1998                1997

Tax at U.S. federal statutory rate                                $ 355,737       $(151,731)          $ 170,428

State income taxes, net of federal benefit                           52,987         (24,594)            118,962
Change in beginning of year valuation allowance                                                        (407,000)

Other                                                                (5,724)         21,137               7,610
                                                                     ------          ------               -----

Total                                                             $ 403,000       $(155,188)          $(110,000)
                                                                  =========        =========           =========



      Significant   components  of  the   Company's   deferred  tax  assets  and
liabilities at December 31 are as follows:

                                                                                         1999             1998

Current deferred tax assets:
    Nondeductible accruals and reserves                                                $ 866,000        $370,578
                                                                                       =========        ========

Noncurrent deferred tax assets and (liabilities):
    Net operating loss and tax credit carryforwards                                                     $289,450
    Property and equipment basis differences                                           $(300,000)       (310,028)
                                                                                       ---------        --------
Net deferred tax liabilities                                                           $(300,000)       $(20,578)
                                                                                       =========        ========



9.    EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) employee retirement plan for substantially all full-time employees. Participants may contribute 1% to 15% of their pre-tax base salary to the plan, subject to certain limitations. The Company matches employee contributions up to 3% of participants' annual salary. Company matching contributions fully vest to participants after three years of employment and totaled $197,000, $169,000 and $103,867 for the years ended December 31, 1999 and 1998 and the nine-month period ended December 31, 1997, respectively.

10.   RELATED PARTY TRANSACTIONS

The Company purchases a significant portion of its inventory from Onkyo Corporation and its affiliates. A summary of transactions and balances with Onkyo Corporation and its affiliates, in addition to those described in Note 6 follows:

                                                                    As of and for the
                                                                        Years Ended                   Period Ended
                                                                        December 31,                  December 31,
                                                                   -----------------------            ------------
                                                                    1999             1998                 1997
Onkyo Corporation:

  Accounts receivable                                            $  380,088       $   306,118

  Accounts payable                                                2,163,263           587,929

  Note payable                                                    1,000,000         3,000,000

  Sales                                                           3,204,162         2,089,299          $   474,260

 Inventory purchases                                              3,459,183         4,331,657            4,344,300

  Purchases of machinery, equipment and tooling                      16,960           878,840              418,254

  Royalty expense                                                 1,724,225         1,479,632            1,298,797

  Interest expense                                                   68,035           220,000

  Reimbursement of salary expenses                                  160,965

Other Onkyo Corporation affiliated companies:

  Accounts payable                                                2,550,774         1,104,037

  Inventory purchases                                            10,675,649         8,747,444            7,367,581

  Purchases of machinery, equipment and tooling                       7,575

Global Technovations, Inc.:

 Redeemable preferred stock                                      1,000,000


11.      SUBSEQUENT EVENT

On August 31, 2000, all of the Company's outstanding common stock was acquired by Global Technovations, Inc. ("GTI"), a public company headquartered in West Palm Beach, Florida, for cash and notes totaling $25,000,000. The shareholders of the Company may receive up to $15,000,000 of additional proceeds, if the Company's EBITDA for the period from October 1, 2000 through September 30, 2005 exceeds amounts specified in the Share Purchase Agreement. In connection with this transaction, all of the Company's outstanding indebtedness was refinanced.

ONKYO AMERICA, INC.

TABLE OF CONTENTS
-----------------------------------------------------------------------------
                                                                      Page

FINANCIAL STATEMENTS:

  Unaudited Balance Sheet as of June 30, 2000                           18

  Unaudited Statements of Operations for the Six-Month Periods
    Ended June 30, 2000 and 1999                                        19

  Unaudited Statements of Cash Flows for the Six-Month
    Periods Ended June 30, 2000 and 1999                                20

  Notes to Financial Statements                                         21


ONKYO AMERICA, INC.

BALANCE SHEET
--------------------------------------------------------------------------------------------------------

                                                                                             June 30,
                                                                                               2000
ASSETS                                                                                      (Unaudited)
CURRENT ASSETS:
  Cash and cash equivalents
  Accounts receivable, net of allowance for doubtful
    accounts of $100,000                                                                    $11,627,137
  Accounts receivable, Onkyo Corporation                                                        303,941
  Inventories                                                                                 6,931,062
  Prepaids and other current assets                                                           1,052,876
  Deferred taxes                                                                              1,239,670
                                                                                              ---------
          Total current assets                                                               21,154,686

PROPERTY AND EQUIPMENT, net                                                                  10,188,141

GOODWILL, net of accumulated amortization
  of $306,000                                                                                 8,014,411
                                                                                              ---------
                                                                                            $39,357,238
                                                                                            ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit                                                                   12,000,000
  Current maturities of long-term debt                                                          766,452
  Note payable, Onkyo Corporation                                                             1,000,000
  Accounts payable                                                                            6,776,209
  Accounts payable, Onkyo Corporation and affiliates                                          4,571,515
  Accrued expenses                                                                            1,737,070
                                                                                              ---------
          Total current liabilities                                                          26,851,246

LONG-TERM DEBT                                                                                5,539,361

DEFERRED TAXES                                                                                  300,000

REDEEMABLE PREFERRED STOCK                                                                    1,000,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Common stock, $1,000 par value, 9,000 shares
    authorized, 5,900 shares issued and outstanding                                           5,900,000
  Accumulated deficit                                                                          (233,369)
                                                                                               --------
          Total shareholders' equity                                                          5,666,631
                                                                                              ---------
                                                                                            $39,357,238
                                                                                            ===========


ONKYO AMERICA, INC.
STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------

                                                                     Six-Month
                                                                    Periods Ended
                                                                      June 30,
                                                                2000            1999
                                                          ------------------------------
                                                                     (Unaudited)


NET SALES                                                   $ 38,507,784    $ 38,062,744

COST OF SALES                                                 33,652,874      33,610,887
                                                              ----------      ----------

GROSS PROFIT                                                   4,854,910       4,451,857

OPERATING EXPENSES:
  Selling, general and administrative                          3,518,526       2,094,841

  Royalty expense, Onkyo Corporation                             794,601         916,029
                                                                 -------         -------
      Total operating expenses                                 4,313,127       3,010,870
                                                               ---------       ---------


OPERATING INCOME                                                 541,783       1,440,987

OTHER INCOME (EXPENSE):
  Interest expense                                              (813,565)       (398,678)
  Interest income                                                 42,289           7,813
 Other income (expense)                                            2,430           3,107
                                                                   -----           -----
      Total other income (expense)                              (768,846)       (387,758)
                                                                --------        --------

INCOME (LOSS) BEFORE INCOME TAXES                               (227,063)      1,053,229

INCOME TAX (EXPENSE) BENEFIT                                      87,420        (405,000)
                                                                  ------        --------

NET INCOME (LOSS)                                             $ (139,643)      $ 648,229
                                                               ==========      =========

ONKYO AMERICA, INC.

STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------

                                                                        Six-Month Periods
                                                                          Ended June 30,
                                                                        2000           1999
                                                                  ----------------------------
                                                                            (Unaudited)

CASH FLOWS FROM OPERATING
  ACTIVITIES:
    Net income (loss)                                                 $ (139,643)    $ 648,229
    Adjustments to reconcile net income (loss) to
      net cash provided by operating activities:
        Depreciation and amortization                                    793,141       822,146
        Deferred taxes                                                  (373,670)
       Changes in certain assets and liabilities:
         Accounts receivable                                          (4,397,105)     (553,771)
          Inventories                                                    (90,575)     (872,425)
          Prepaids and other current assets                             (355,116)       96,424
          Accounts payable                                             1,164,332     1,808,627
          Accrued expenses                                               400,277       654,270
                                                                         -------       -------
            Net cash provided by (used in)operating activities        (2,998,359)    2,603,405
                                                                      ----------     ---------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
    Capital expenditures                                                (724,228)     (667,554)
                                                                        --------      --------
            Net cash used in investing activities                       (724,228)     (667,554)
                                                                        --------      --------

CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Net borrowings (repayments) on revolving line
     of credit                                                          (500,000)    2,942,000
    Repayments to shareholder                                                       (2,000,000)
    Repayments of long-term debt                                        (383,181)     (397,915)
                                                                        --------      --------
            Net cash provided by (used in)
              financing activities                                      (883,181)      544,085
                                                                        --------       -------


NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                    (4,605,768)    2,479,936

CASH AND CASH EQUIVALENTS,
  beginning of period                                                  4,605,768     1,637,183
                                                                       ---------     ---------

CASH AND CASH EQUIVALENTS,
  end of period                                                       $            $ 4,117,119
                                                                      ===========  ===========



                                       20

ONKYO AMERICA, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999


1.      BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with the instructions to Article 10 of Regulations S-X. Accordingly, the unaudited financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the financial statements have been included.
                                       21

Item 7.(b) Unaudited Pro Forma Financial Information

                                  INTRODUCTION

On August 31, 2000, Global Technovations, Inc. ("GTI") acquired 100% of the outstanding common stock of Onkyo America, Inc. ("OAI") from Onkyo Corporation, Onkyo Malaysia SDN. BHD., and Onkyo Europe Electronics GMBH. OAI is a manufacturer and supplier of high quality audio speakers. It also sells overhead sound systems installed in sports utility vehicles. The purchase price was $25,000,000 plus a contingent sum of up to $15,000,000 based upon the future post acquisition earnings of OAI (the "Earn-Out") over a five-year period. At closing, GTI paid $13,000,000 in cash and delivered the balance of $12,000,000 in promissory notes due in three years together with accrued interest of 7.51%. The Earn-Out, if any, is due and payable on August 31, 2005.

To facilitate the acquisition of OAI shares,

(i) GTI refinanced OAI's existing indebtedness with OAI entering into a secured three-year $31,230,000 credit facility with GMAC Business Credit, LLC. The proceeds were used to repay OAI's existing indebtedness owed to another institutional lender and to lend part of the cash purchase price to GTI and pay costs and fees associated with obtaining the credit facility and financing. At the closing, GTI borrowed a total of $20,543,338 under the credit facility consisting of $9,313,338 on the revolving line of credit, $5,230,000 on the Term A loan and $6,000,000 on the Term B loan.

(ii) OAI borrowed $7,000,000 from the Wilmington Trust Company and George Jeff Mennen, co-trustee u\a dated November 25, 1970 with George S. Mennen FBO John Henry Mennen (the "Mennen Trust"). Mr. George Jeff Mennen is a director of GTI. This loan is due in eight years and is secured by a second lien on all of the assets of OAI; and

(iii)GTI borrowed $5,000,000 from the Mennen Trust. This loan is due in eight years and is secured by a first lien on all of the assets of GTI except for the capital stock and sets of OAI. The interest on both loans made by the Mennen Trust is 15% per annum, of which 12.5% shall be payable monthly with 2.5% per annum accruing and due at the time the principal is due.

(iv) In connection with the loans made by the Mennen Trust, the Company issued warrants to purchase 1,500,000 shares of its common stock exercisable at $.94 per share over a 10-year period.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 gives effect to the above transaction as if it had occurred on June 30, 2000. The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 1999 and nine months ended June 30, 2000 give effect to the above transaction as if it had occurred as of October 1, the first day of the Company's respective fiscal year.

The Pro Forma Condensed Combined Financial Information is unaudited and not necessarily indicative of the consolidated results, which actually would have occurred if the above transaction would have been consummated at the beginning of the periods presented, nor does it purport to present the future financial position and results of operations for future periods. The Pro Forma Condensed Consolidated Financial Information gives effect to the acquisition and is based upon management's current preliminary estimated allocations of the purchase price and includes all adjustments described in the notes thereto.

                                                GLOBAL TECHNOVATIONS, INC.
                                               Unaudited Pro Forma Condensed
                                                Consolidated Balance Sheet
                                                    As of June 30, 2000


----------------------------------------------------------------------------------------------------------------------------
                                                              GTI            OAI         Pro Forma             Consolidated
ASSETS                                                    Historical     Historical     Adjustments            Pro Forma
                                                         -------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                $ 1,454,321      $ -         $ (13,000,000) (A)        $ 691,846
                                                                                           (2,000,000) (A)
                                                                                           12,000,000  (B)
                                                                                            2,237,525  (E)
  Accounts receivable trade, net                               195,941      11,931,078                           12,127,019
  Inventories                                                1,313,237       6,931,062                            8,244,299
  Prepaid expenses                                              94,430       1,052,876                            1,147,306
  Other                                                        275,111       1,239,670                            1,514,781
                                                         -------------------------------------------------------------------
Total current assets                                         3,333,040      21,154,686       (762,475)           23,725,251
Property and equipment, net                                  2,252,012      10,188,141       (188,141) (A)       12,252,012
Patents, net                                                   128,189                                              128,189
Capitalized database, net                                    1,704,236                                            1,704,236
Goodwill                                                                     8,014,411     25,000,000  (A)       29,535,921
                                                                                            2,000,000  (A)
                                                                                              188,141  (A)
                                                                                           (5,666,631) (F)
Preferred stock of buyer of automotive subsidiary            1,033,630                     (1,033,630) (C)
                                                         -------------------------------------------------------------------
TOTAL ASSETS                                               $ 8,451,107    $ 39,357,238   $ 19,537,264          $ 67,345,609
                                                         ===================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Revolving line of credit                                  $ -           $ 12,000,000  $ (12,000,000) (E)      $ 9,313,338
                                                                                            9,313,338  (E)
  Senior subordinated convertible notes                        603,000                                              603,000
  Current portion of long term debt                                  -         766,452       (766,452) (E)        2,071,667
                                                                                            2,071,667  (E)
  Note payable - Onkyo Corporation                                   -       1,000,000                            1,000,000
  Accounts payable                                             235,778      11,347,724                           11,583,502
  Deferred revenue                                           1,161,604                                            1,161,604
  Accrued liabilities                                          961,376       2,037,070        (33,630) (D)        2,964,816
  Due to Former Buyer of automotive subsidiary               1,003,990                                            1,003,990
                                                         -------------------------------------------------------------------
Total current liabilities                                    3,965,748      27,151,246     (1,415,077)           29,701,917

Note Payable - Mennen Trust                                                                12,000,000  (B)       10,500,000
                                                                                           (1,500,000) (D)
Note Payable - Seller's Note                                                               12,000,000  (A)       12,000,000
Long term debt                                                               5,539,361     (5,539,361) (E)        9,158,333
                                                                                            9,158,333  (E)
                                                         -------------------------------------------------------------------

Total liabilities                                            3,965,748      32,690,607     24,703,895            61,360,250

Commitments and contingencies                                        -               -              -                     -

Stockholders' equity:                                        4,485,359       6,666,631      1,500,000  (D)        5,985,359
                                                                                           (1,000,000) (C)
                                                                                           (5,666,631) (F)
                                                         -------------------------------------------------------------------
Total stockholders' equity                                   4,485,359       6,666,631     (5,166,631)            5,985,359
                                                         -------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 8,451,107    $ 39,357,238   $ 19,537,264          $ 67,345,609
                                                     ===================================================================

See accompanying introduction and notes to unaudited pro forma condensed consolidated balance sheet

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet


(A) To reflect the acquisition of OAI and the allocation of purchase price on the basis of the fair value of assets acquired and liabilities. The components of the purchase price and its allocation are as follows:

                  Purchase Price - Cash                              $13,000,000
                  Purchase Price - Notes                              12,000,000
                  Acquisition Costs                                    2,000,000
                  Liabilities assumed                                 33,690,607
                  Allocation of purchase price:
                           Current Assets                           (21,154,686)
                           Property and equipment                   (10,000,000)
                                                                    -----------
                  Cost in excess of nets assets acquired            $29,535,921
                                                                     ==========

(B) To record $12,000,000 borrowed from Mennen Trust in which $10,000,000 was used for the acquisition of OAI and the remaining balance of $2,000,000 of cash was retained by GTI for general working capital needs.

(C) To eliminate GTI's historical investment in preferred stock of OAI.

(D) To record the Black Scholes value of the 1,500,000 warrants issued to Mennen Trust, which represent an original issue discount.

(E) To record the proceeds from the credit facility with GMAC Business Credit, LLC which were used to repay OAI's existing indebtedness and to fund part of the cash purchase price.

(F)      To eliminate OAI's stockholder's equity.

                                                Global Technovations, Inc.
                                               Unaudited Pro Forma Condensed
                                           Consolidated Statement of Operations
                                           For the year ended September 30, 1999



                                                                         OAI
                                                                      Historical
                                                                    For the year
                                                   GTI                  Ended              Pro Forma          Consolidated
                                                Historical        December 31, 1999       Adjustments          Pro Forma
                                              ------------------------------------------------------------------------------
Net sales                                         $1,389,678            $74,932,738        $6,845,502 (A)       $83,167,918

Cost of sales                                      1,256,621             67,299,346         4,152,798 (A)        72,708,765

Selling, general and
  administrative expenses                          3,687,911              5,769,266           758,884 (A)         9,866,632
                                                                                           (1,724,225)(B)
                                                                                             (102,000)(C)
                                                                                            1,476,796 (D)
                                              ------------------------------------------------------------------------------
Income (loss) from operations                     (3,554,854)             1,864,126         2,283,249               592,521

Interest expense,  other
  income (expense) net                              (518,555)              (817,841)          837,911 (E)        (5,471,787)
                                                                                           (4,785,802)(F)
                                                                                             (187,500)(G)
                                              ------------------------------------------------------------------------------
Loss before income taxes                          (4,073,409)             1,046,285        (1,852,142)           (4,879,266)

Income tax expense                                                         (403,000)          (34,250)(A)           (57,250)
                                                                                              380,000 (H)
                                              ------------------------------------------------------------------------------
Loss from continuing operations                   (4,073,409)               643,285        (1,506,392)           (4,936,516)

Dividends on preferred stock                        (277,458)                                                      (277,458)
                                              ------------------------------------------------------------------------------
Loss applicable to common stockholders           ($4,350,867)              $643,285       ($1,506,392)          ($5,213,974)
                                              ==============================================================================
Loss per common share:
  Basic and diluted                                   ($0.15)                                                        ($0.18)
                                              ===============                                            ===================
Weighted average
 common shares
  Outstanding:
  Basic and diluted                               29,108,705                                                     29,108,705
                                              ===============                                            ===================

       See accompanying introduction and notes to unaudited pro forma condensed consolidated statement of operations


                                           Global Technovations, Inc.
                                         Unaudited Pro Forma Condensed
                                      Consolidated Statement of Operations
                                    For the nine months ended June 30, 2000





                                                 GTI               OAI              Pro Forma      Consolidated
                                             Historical        Historical          Adjustments       Pro Forma
                                            ---------------------------------------------------------------------
Net sales                                        $794,650          $58,081,826                       $58,876,476

Cost of sales                                   1,156,984           51,731,096                        52,888,080

Selling, general and
  administrative expenses                       3,601,294            4,647,243       (1,204,304)(B)    7,845,830
                                                                                       (306,000)(C)
                                                                                      1,107,597 (D)
                                            ---------------------------------------------------------------------
Loss from operations                           (3,963,628)           1,703,487          402,707       (1,857,434)

Interest expense,  other
  income (expense) net                            142,514             (972,179)       1,026,708 (E)   (3,532,933)
                                                                                     (3,589,351)(F)
                                                                                       (140,625)(G)
                                            ---------------------------------------------------------------------
Loss before income taxes                       (3,821,114)             731,308       (2,300,561)      (5,390,367)

Income tax expense                                                    (384,250)         350,000 (H)      (34,250)
                                            ---------------------------------------------------------------------
Loss from continuing operations                (3,821,114)             347,058       (1,950,561)      (5,424,617)

Dividends on preferred stock                     (236,250)                                              (236,250)
                                            ---------------------------------------------------------------------
Loss applicable to common stockholders        ($4,057,364)            $347,058      ($1,950,561)     ($5,660,867)
                                            =====================================================================
Loss per common share:
  Basic and diluted                                ($0.14)                                                ($0.19)
                                            ==============                                         ==============
Weighted average
 common shares
  Outstanding:
  Basic and diluted                            29,333,047                                             29,333,047
                                            ==============                                         ==============

See accompanying introduction and notes to unaudited pro forma condensed consolidated statement of operations

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(A) Top Source Automotive, Inc has been presented as a discontinued operation in the GTI historical statements and therefore has been excluded from historical loss from continuing operations for GTI. OAI had acquired Top Source Automotive, Inc from GTI on September 30, 1999. This pro forma adjustment records Top Source Automotive, Inc's results of operations for the period January 1, 1999 - September 30, 1999

(B) To eliminate the royalty fee to Onkyo Corporation which was terminated as a result of the acquisition of OAI by GTI.

(C) To eliminate the amortization expense on the historical goodwill recorded by OAI.

(D) To record the amortization expense on a straight-line basis on the goodwill of approximately $29,535,000 recorded by GTI on the acquisition of OAI using an estimated life of 20 years.

(E) To eliminate OAI historical interest expense on debt which was paid off at the closing.

(F) To record interest expense on the debt incurred in connection with the acquisition.

                                       Interest                      Annual     Nine Month
              Description                  Rate      Principal     Interest         Period
              -----------                  ----      ---------     --------         ------

              Revolving line of credit   10.50%     $9,313,338     $977,900       $733,425
              Mennen Trust               15.00%     12,000,000    1,800,000      1,350,000
              Seller's Note               7.51%     12,000,000      901,200        675,900
              Term A Loan                10.50%      5,230,000      507,202        380,401
              Term B Loan                11.00%      6,000,000      599,500        449,625
                                                     ---------      -------        -------

                                                   $44,543,338   $4,785,802     $3,589,351
                                                   ===========   ==========     ==========

(G) To record amortization expense of the original issue discount recorded on the warrants issued to the Mennen Trust.

(H) To reflect reduction in OAI federal income tax expense due to the utilization of GTI's NOL carry forward

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBAL TECHNOVATIONS, INC.


                                           _____________________________
                                       By: s/ William C. Willis, Jr.
                                              William C. Willis, Jr.
Date:  November 13, 2000                  Chairman and Chief Executive Officer







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